Exhibit (5)(a)

NEW YORK LIFE Annuities

**APPLICATION FOR**
**Individual Flexible Premium Deferred Variable Annuity**
**New York Life Advantage Variable Annuity**

To New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)

**Executive Office:** 51 Madison Avenue, New York, NY 10010 **Home Office:** 200 Continental Drive, Suite 306, Newark, DE 19713

**Variable Account Annuity Commencement Date At Age 90.**

**For the Income Benefit/GMIB Payment Commencement Date, see Section 9.** **Please print or type.**

## Section 1 — OWNER – (PROOF OF AGE REQUIRED)

☐ Individual ☐ Guardianship ☐ Trust ☐ Corporation ☐ Grantor Trust ☐ Partnership ☐ Other: | ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr. | ☐ Male ☐ Female

FIRST NAME OR TRUST/CORPORATION NAME | MIDDLE | LAST NAME | SUFFIX

COUNTRY OF CITIZENSHIP ☐ U.S. ☐ Other: | SOCIAL SECURITY/TAX I.D. NUMBER ☐ Exempt ☐ Applied For

DATE OF BIRTH (MM/DD/YYYY) | DATE OF TRUST AND STATE | RELATIONSHIP TO ANNUITANT ☐ Self ☐ Spouse ☐ Other:

DAYTIME PHONE NUMBER | EVENING PHONE NUMBER | E-MAIL ADDRESS

**MAILING ADDRESS** (If mailing address is same as residence address, leave residence address blank.)

STREET OR P.O. BOX | CITY | STATE | ZIP CODE

**RESIDENCE ADDRESS**

STREET | CITY | STATE | ZIP CODE

## Section 2 — JOINT OWNER

Available for Non-Qualified only. Joint Owners must be Joint Annuitants and spouses*, and "Surviving Spouse" should be designated as the sole primary Beneficiary.
*See Section 4 – Note for Joint Annuitants.

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr. | ☐ Male ☐ Female

FIRST NAME | MIDDLE | LAST NAME | SUFFIX

COUNTRY OF CITIZENSHIP ☐ U.S. ☐ Other: | SOCIAL SECURITY OR TAX I.D. NUMBER ☐ Exempt ☐ Applied For

DATE OF BIRTH (MM/DD/YYYY) | RELATIONSHIP TO ANNUITANT ☐ Self ☐ Spouse

DAYTIME PHONE NUMBER | EVENING PHONE NUMBER | E-MAIL ADDRESS

**MAILING ADDRESS** (If mailing address is different than residence address or P.O. Box, please provide residence address below.)

STREET OR P.O. BOX | CITY | STATE | ZIP CODE

**RESIDENCE ADDRESS**

STREET | CITY | STATE | ZIP CODE

## Section 3 — ANNUITANT

The Annuitant is the Owner, unless the Policy is owned by a non-living entity, e.g., a trust.
If same as Owner, check here ☐. Otherwise, complete below.

☐ Male ☐ Female | **PROOF OF AGE REQUIRED** DATE OF BIRTH (MM/DD/YYYY)

FIRST NAME | MIDDLE | LAST NAME | SUFFIX

COUNTRY OF CITIZENSHIP ☐ U.S. ☐ Other: | SOCIAL SECURITY/TAX I.D. NUMBER ☐ Exempt ☐ Applied For

DAYTIME PHONE NUMBER | EVENING PHONE NUMBER | E-MAIL ADDRESS

**RESIDENCE ADDRESS (Required)**

STREET | CITY | STATE | ZIP CODE

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| Section 4 | JOINT ANNUITANT<br>Complete for Joint Life Annuities only. Joint Annuitants must be spouses*. If only one Owner is designated, the Joint Annuitant should be designated as the sole primary Beneficiary.<br>*See Section 5 – Note for Joint Annuitants. |
|---|---|

| | | |
|---|---|---|
| ☐ If same as Owner, check here. Otherwise, complete below. | ☐ Male<br>☐ Female | **PROOF OF AGE REQUIRED**<br>DATE OF BIRTH (MM/DD/YYYY) |

| | | | |
|---|---|---|---|
| FIRST NAME | MIDDLE | LAST NAME | SUFFIX |

| | | |
|---|---|---|
| COUNTRY OF CITIZENSHIP<br>☐ U.S. ☐ Other: | SOCIAL SECURITY/TAX I.D. NUMBER | ☐ Exempt<br>☐ Applied For |
| DAYTIME PHONE NUMBER | EVENING PHONE NUMBER | E-MAIL ADDRESS |

**RESIDENCE ADDRESS (Required)**

| | | | |
|---|---|---|---|
| STREET | CITY | STATE | ZIP CODE |

| Section 5 | BENEFICIARY(IES)<br>Note: Primary and Contingent Beneficiary designations must each total 100%. Please use Section 10 for additional Beneficiary designations. If no percentage(s) is/are provided, the benefits will be divided equally. |
|---|---|

**Note for Spousal Continuance: To allow a spouse* to continue the policy upon death of any Owner prior to the Variable Account Annuity Commencement Date, please note the following. This may not apply if ownership is subsequently changed.**

*"Spouse" as defined by the federal Defense of Marriage Act ("DOMA")[1].*

**Policy with one Owner and one Annuitant**

- If there is only one Owner and one Annuitant, the spouse* must be designated as the sole primary Beneficiary to allow the Policy to continue after the death of the Owner.

**Policy with Joint Annuitants****

- If there are Joint Owners, "Surviving Spouse" must be designated as the sole primary Beneficiary to allow the Policy to continue after the death of either Owner.
- If there is only one Owner, the Joint Annuitant designated in Section 4 must be designated as the sole primary Beneficiary to allow the Policy to continue after the death of the Owner.

*__IMPORTANT:__ Unless the box below is checked, "Surviving Spouse" or the Joint Annuitant (as applicable) is automatically designated as the sole primary Beneficiary of this Policy.*

***Joint Annuitants must be "spouses."*

☐ I/We decline the applicable Beneficiary designation shown above and instead designate the person(s)/entity named below. I/We understand that as a result of this designation, the Policy will end at any Owner's death prior to the Variable Account Annuity Commencement Date.

**[1]Pursuant to Section 3 of DOMA, same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse.**

| | | |
|---|---|---|
| **PRIMARY** BENEFICIARY'S NAME/ENTITY NAME | RELATIONSHIP TO OWNER | |
| SOCIAL SECURITY NUMBER | DATE OF BIRTH (MM/DD/YYYY) | PERCENTAGE<br>% |
| **PRIMARY** BENEFICIARY'S NAME/ENTITY NAME | RELATIONSHIP TO OWNER | |
| SOCIAL SECURITY NUMBER | DATE OF BIRTH (MM/DD/YYYY) | PERCENTAGE<br>% |
| **CONTINGENT** BENFICIARY'S NAME/ ENTITY NAME | RELATIONSHIP TO OWNER | |
| SOCIAL SECURITY NUMBER | DATE OF BIRTH (MM/DD/YYYY) | PERCENTAGE<br>% |
| **CONTINGENT** BENFICIARY'S NAME/ ENTITY NAME | RELATIONSHIP TO OWNER | |
| SOCIAL SECURITY NUMBER | DATE OF BIRTH (MM/DD/YYYY) | PERCENTAGE<br>% |

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Uniform Transfers/Gifts to Minors (UTMA/UGMA) — Complete for a beneficiary who is a minor. NAME OF CUSTODIAN NAME OF MINOR MINOR’S STATE OF RESIDENCE NAME OF CUSTODIAN NAME OF MINOR MINOR’S STATE OF RESIDENCE Section 6 ANNUITY PLAN TYPE Choose one plan type. Non-Qualified Is this a 1035 Exchange? Yes N o What is the Cost Basis? $ ______________ Traditional IRA Roth IRA Current Year Contribution Prior Year Contribution $ Year $ Year Transfer $ Rollover $ Section 7 OPTIONAL RIDER(S) Guaranteed Minimum Income Benefit (GMIB) — A charge applies to the rider. If you this rider, your policy becomes a modified single premium policy. Additional monies will only be accepted if disclosed in Section 8. Under this Rider, selection of Investment Divisions and the percentage of the Variable Accumulation Value that you are permitted to allocate to certain Investment are restricted based on the Asset Allocation Category. Please read the GMIB Rider Disclosure Statement in Section 11. Section 8 ANNUITY PREMIUM AMOUNT Premium Amount: $ (Indicate total estimated amount including cash with application B. Check the box below and provide a scheduled premium amount if on adding additional scheduled premiums. (Do not complete if GMIB Rider is selected in Section 7.) C-O-M (Submit Form and anticipated transfer/exchange amount. If paying by check, make payable to NYLIAC.) 18492) Scheduled Premium Amount $ Section 9 INCOME INFORMATION (Applies to the Income Benefit Rider the GMIB Rider, if elected) Please read the Income Benefit Rider and/or GMIB Rider Disclosure Statement(s), as applicable, in Section 11. A. FREQUENCY INCOME PAYMENTS Choose ONE: Monthly Quarterly Semi-Annually Annually B. INCOME PAYMENT COMMENCEMENT DATE Please select income payment commencement date: / / (MM/DD/YYYY). The minimum deferral period is two (2) years from the Application Signed Date. The maximum deferral is forty (40) years from the Application Signed Date, as described below. Income payments must begin by the Annuitant’s (oldest Joint Annuitant’s, if ) Age 85 for Non-Qualified and Roth IRA Plans and by April 1st of the year following the year that the IRA Owner turns Age 70 1/2 for Traditional Plans. C. INCOME BENEFIT LIFE WITH CASH REFUND: Provides income payments, guaranteed for the life of the Annuitant, beginning on the income payment date. At the death of the Annuitant(s) a death benefit may be payable; see policy for details. D. PAYEE Percentage: % NOTE: If more than one Payee, information for each additional Payee in Section 10 and indicate percentage of distribution for each. If no percentage(s) is/are provided, the payment be divided equally. PERCENTAGES FOR ALL PAYEES MUST TOTAL 100%. Check one: Owner Annuitant Other (If other than Owner or Annuitant complete below) DATE OF BIRTH (MM/DD/YYYY) FIRST NAME MIDDLE LAST NAME SUFFIX COUNTRY OF CITIZENSHIP: U.S. Other: SOCIAL SECURITY/ TAX I.D. NUMBER: Applied For DAYTIME PHONE NUMBER EVENING PHONE NUMBER MAILING ADDRESS (Required) STREET CITY STATE ZIP CODE Section 10 ADDITIONAL — Attach a separate sheet if additional space is needed. Section 11 FRAUD AND DISCLOSURE STATEMENTS, AS APPLICABLE

| Section 10 | ADDITIONAL INFORMATION – Attach a separate sheet if additional space is needed. |
| --- | --- |

| Section 11 | FRAUD AND DISCLOSURE STATEMENTS, AS APPLICABLE |
| --- | --- |

**FRAUD WARNING**

**Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.**

**INCOME BENEFIT RIDER DISCLOSURE:**

The New York Life Advantage Variable Annuity with the Income Benefit Rider allows you the flexibility to fund future guaranteed lifetime income at your own pace through Discretionary Income Benefit Purchases. These purchases can be made at any time after the first policy quarter and up to 14 business days before the Income Benefit Payment Commencement Date. If no Discretionary Income Benefit Purchases are made by you before the Income Benefit Payment Commencement Date, no Income Benefit Payments will be paid to you under the terms of this rider. This rider is automatically included with your policy at no additional cost.

Once a portion of your Variable Accumulation Value is used to purchase your Income Benefit Payments, it is no longer available to you on a full or partial surrender of your policy, unless the Discretionary Income Benefit Purchase is reversed and cancelled using the Right to Return provision. In addition, once Income Benefit Payments begin, the death benefit payable upon your death will, in many cases, be less than the premiums paid into the policy.

The New York Life Advantage Variable Annuity with the Income Benefit Rider is a flexible premium deferred variable annuity. Each Premium Payment begins a new Surrender Charge Period for that payment. In addition, there will be no Investment Division restrictions for policies that include only the Income Benefit Rider.

Please refer to your product prospectus for more complete information.

**DISCLOSURE FOR POLICIES WITH THE GMIB RIDER:**

The New York Life Advantage Variable Annuity with the optional GMIB provides for a guaranteed amount of lifetime income, in the form of periodic Guaranteed Minimum Income Benefit Payments (GMIB Payments), to be paid to you beginning on the GMIB Payment Commencement Date you have chosen. In order to guarantee the income to you, a significant portion of your Accumulation Value will, in most cases, be used to purchase the GMIB Payments while the policy is in the accumulation phase. These purchases are called Automatic Income Benefit Purchases and will only be processed on a quarterly basis.

In the event that the remaining Accumulation Value in your Variable Account up to 14 business days before the GMIB Payment Commencement Date is insufficient to fully fund your GMIB Payments, NYLIAC will make up the difference to ensure your guaranteed lifetime income benefit is paid to you.

Amounts used to fund your GMIB Payments through Automatic Income Benefit Purchases are determined by a non-discretionary mathematical formula that, among other things, compares the current investment performance of the underlying investment divisions and prevailing interest rates with past investment division performance and interest rates, and considers previously made Automatic and/or Discretionary Income Benefit Purchases (as described below). The formula increases the likelihood that your GMIB Payments will be fully funded by the GMIB Payment Commencement Date. This formula cannot be changed after the policy is issued.

Automatic Income Benefit Purchases are limited per quarter to 10% of your previous quarter's Accumulation Value, except for the final Automatic Income Benefit Purchase made up to 14 business days before the GMIB Payment Commencement Date which has no limitation as to dollar amount.

Generally, Automatic Income Benefit Purchases will take place when:

- the GMIB Payment Commencement Date approaches or,
- the investment performance of the underlying Investment Divisions declines, or
- interest rates decline to levels lower than they were on the policy purchase date

The New York Life Advantage Variable Annuity with the GMIB Rider also allows you the flexibility to make Discretionary Income Benefit Purchases. Discretionary Income Benefit Purchases made before your GMIB Payments are fully funded may

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reduce the likelihood that We will need to make Automatic Income Benefit Purchases. Discretionary Income Benefit Purchases made once your GMIB Payments are fully funded, purchase additional guaranteed income. These purchases can be made at any time after the first policy quarter and up to 14 business days before the GMIB Payment Commencement Date. Any portion of your Accumulation Value used to fund your GMIB Payments will not be able to participate in the investment experience of the Separate Account. Once a portion of your Accumulation Value is used to purchase your GMIB Payments, it is no longer available to you on a full or partial surrender of your policy. Exceptions to this rule are the final Automatic Income Benefit Purchase up to 14 business days before the GMIB Payments begin and any Discretionary Income Benefit Purchase; each of these purchases has a Right to Return period. In addition, once GMIB Payments begin, the death benefit payable will, in many cases, be less than the premiums paid into the policy. Partial withdrawals and/or annuitizations of your Accumulation Value before the GMIB Payment Commencement Date will, in many cases, lower your future GMIB Payments; however, they will have no impact on the portion of GMIB Payments that you have already funded. If you fully surrender your policy before the GMIB Payment Commencement Date, the portion of your GMIB Payments that have been funded by either Automatic or Discretionary Income Benefit Purchases will be paid to you starting on the GMIB Payment Commencement Date. All amounts taken from the Investment Divisions for either partial withdrawals or purchases to fund your GMIB Payments will be processed on a pro-rata basis. If you purchase the GMIB Rider there will be certain Investment Division restrictions. These restrictions will limit the amount you can invest in the Investment Divisions. Once you have allocated your premium payments to your desired investment divisions in compliance with such restrictions or one of the pre-selected Asset Allocation models, We will automatically rebalance the assets in the investment divisions to your specified premium allocations or to the pre-selected Asset Allocation models you chose on a quarterly basis as long as they are within the stated limits. Also note that the investment division restrictions may limit the growth of the policy’s Accumulation Value. The New York Life Advantage Variable Annuity with the GMIB Rider is a modified single premium deferred variable annuity where the Surrender Charge Period is based on the Policy Date. There is an annual charge of 1%, deducted quarterly, of the Unfunded Income Benefit Base (as defined in the product prospectus) for the GMIB Rider. In addition, a charge of 2% of the Unfunded Income Benefit Base will be applied if the rider is cancelled. Please refer to your product prospectus for more complete information. Section 12 ELECTRONIC ACCESS I elect to receive the policy materials for my New York Life Advantage Variable Annuity through Electronic Delivery (eDelivery) Please indicate your e-mail address: ____________________________ The e-mail address provided will only be used for communication related to my New York Life Advantage Variable Annuity contract with New York Life Insurance and Annuity Corporation (NYLIAC) and shall not be used for any other purposes. Except where permitted by law, NYLIAC will not transfer or sell customer data to unaffiliated third parties. Please read the following disclosure and indicate by checking the box below that you have read, and consent to, the terms outlined: I elect to receive the policy materials, listed below, for my New York Life Advantage Variable Annuity through eDelivery. By electing the New York Life Advantage eDelivery option above I understand that these policy materials will be sent to me electronically—via an aler t to the e-mail address indicated above—when they are available to view online, rather than being sent through the U.S. Mail. I understand and agree that: If, on a Policy Anniversary, I am registered to receive all of the policy materials for my New York Life Advantage Variable Annuity by eDelivery, the annual Policy Fee of $30 will be waived by NYLIAC; If for any reason, on a Policy Anniversary, I am not registered for eDelivery of all policy materials for my New York Life Advantage Variable Annuity, I will incur this fee on the next Policy Anniversary; and If I receive any of the policy materials for my New York Life Advantage Variable Annuity by U.S. Mail, I will incur the $30 Policy Fee on the next Policy Anniversary. The policy materials for my New York Life Advantage Variable Annuity include, but are not limited to, the following: Prospectuses, Annual Reports, Semi- Annual Reports, Quarterly Policy Summaries and Tax Forms Once your New York Life Advantage Variable Annuity is issued, We will send you a confirmation e-mail that contains a link to our Virtual Service Center (VSC) — www.newyorklife.com/vsc. If you are not already enrolled in the VSC, you must sign up for this service so that you can receive all policy materials for the New York Life Advantage Variable Annuity eDelivery program.

Once you sign up for (or sign in to) the VSC, you will be asked to: (1) indicate your eDelivery preferences; and (2) read and acknowledge additional Consent Disclosure concerning eDelivery. If for any reason, this e-mail is returned to Us as undeliverable or you do not complete the registration process for eDelivery within 30 days of the date the e-mail was sent, We will revert your mailing status back to U.S. Mail. Unless you re-register for eDelivery of all of the policy materials for your New York Life Advantage Variable Annuity before the next Policy Anniversary, you will be subject to the $30 annual Policy Fee. I have read, and consent to, the terms for eDelivery outlined above. Section 13 SIGNATURES AND TAX CERTIFICATION — Read statement and Sign below. I/We understand and agree that: (1) All of the answers to questions and statements in this application are true to the best of the knowledge and belief of those who made and recorded them. (2) This contract will not become effective unless it is delivered to the Owner while the Owner(s) and Annuitant(s) are living. (3) Unless otherwise indicated below, the Owner of this contract is the Applicant. (4) Under penalties of perjury, the Social Security/Taxpayer Identification Numbers provided on this application are certified to be correct. (5) The Funded Income Benefit is irrevocable. It cannot be cancelled after the first income purchase has been made and can never be surrendered or exchanged because it has no cash value. (6) No Registered Representative is authorized to accept risks, make or change this application or change any policy issued by the Company, or give up any of the Owner’s rights or requirements. Benefits Based on the Performance of the Separate Account are Variable and are not Guaranteed as to the Dollar Amount. Signed at Dated On (MM/DD/YYYY) (City/State) ?Owner’s Signature ? Joint Owner’s Signature (if applicable) ?Annuitant’s Signature (if other than Owner) ? Joint Annuitant’s Signature (if applicable) ?Applicant’s Signature (if other than Owner) ?Applicant’s Printed Name ?Agent’s/Registered Rep.’s Signature ?Agent’s/Registered Rep.’s Printed Name ?Agent’s/Registered Rep.’s Tel. No. ?Agent’s/Registered Rep.’s Code No. ?State/License No. ?General Office Name/No. ?Lic. Resident Agent Count ersignature and Code